UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 28, 2009

MILLER PETROLEUM, INC.

(Exact name of registrant as specified in its charter)

Tennessee	033-02249-FW	62-1028629
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3651 Baker Highway, Huntsville, TN	37756
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(423) 663-9457

not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

On December 18, 2009, Miller Petroleum Inc. agreed in principal to a sale of its common stock to select accredited investors. The price negotiated of the common stock to be purchased was a 16.67% discount to the closing market price on December 18, 2009. Our Board of Directors approved this pricing on December 19, 2009 for up to $6,000,000 of common stock of Miller.

Pursuant to the terms of Securities Purchase Agreements, between December 28, 2009 and December 31, 2009 Miller Petroleum, Inc. sold an aggregate of 4,750,000 shares of its common stock at an offering price of $1.00 per share to a number of accredited investors in private transactions exempt from registration under the Securities Act of 1933 (the “Securities Act”) in reliance on an exemption provided by Section 4(2) of the Securities Act. As of December 30, 2009, we received gross proceeds of $4,750,000 from these sales. The Company had engaged several broker-dealers and members of FINRA, including Sutter Securities Incorporated, to act as finders for us in this offering. As compensation for its services, we agreed to pay Sutter Securities Incorporated a finder’s fee of 5% of the gross proceeds received by us, the non- accountable sum of $10,000 for its legal fees and expenses and the issuance of five-year warrants to purchase an aggregate of 332,500 shares of our common stock at an exercise price equal to 120% of the volume weighted average price of the Company’s common stock for the preceding 30 days prior to the funding date of the Stock purchase. These warrants are exercisable on a cashless basis. If we make any subsequent sales of our securities within one year to any purchaser introduced to us by Sutter Securities Incorporated, we are obligated to pay that firm a finder’s fee on those sales. In addition, we paid Seaside 88 Advisors, LLC, the general partner of one of the purchasers of the shares, the non-accountable sum of $25,000 for legal expenses. We are using the net proceeds of this offering for the Company’s general working capital and operations.

Under the terms of the Securities Purchase Agreements we agreed that until 12 months from the closing date, if in connection with a Subsequent Financing (as defined in the Securities Purchase Agreement), either our company or any of our subsidiaries should issue any common stock or common stock equivalents entitling any person or entity to acquire shares of common stock at an effective price per share less than the per share purchase price of $1.00 (subject to reverse and forward stock splits and the like), that we will issue to the purchaser of this current stock sale, a number of additional shares of common stock to the aforementioned purchasers to prevent the follow-on investment from being a dilutive issuance (see the attachment for more specific details). If shares are issued for a consideration other than cash, the per share selling price shall be the fair value of such consideration as determined in good faith by the Board of Directors.

Also, the Company granted the purchasers of stock certain piggy back registration rights until such time as the purchasers are able to resell the shares of common stock purchased in the offering pursuant to Rule 144 of the Securities Act until the requirement for adequate public information on our company is no longer applicable.

We anticipate that we will make additional sales of shares of our common stock under the same or similar terms and conditions. The form of Securities Purchase Agreement is filed as Exhibit 10.11 to this report.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.11	Form of Securities Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILLER PETROLEUM, INC.

Date: January 4, 2010	By: /s/ Paul W. Boyd Paul W. Boyd, Chief Financial Officer